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                                                                   Exhibit 10.14

                              EMPLOYMENT AGREEMENT

         EMPLOYMENT AGREEMENT (Agreement) entered into as of the 1st day of June, 1999 by and between Member-Link Systems, Inc., a corporation organized and existing under the laws of the State of New York (Company), and Hans C. Kastensmith, an individual residing in the Commonwealth of Virginia (Employee).

                                    Recitals

         The Company wishes to employ the Employee, and the Employee wishes to be employed by the Company, on the terms and conditions set forth herein.

         The parties therefore agree as follows:

         1.  Services.

             1.1 Duties. The Company hereby employs the Employee as its President and Executive Officer, with overall responsibility for the business and operations of the Company. Subject to the direction and authorization of the Company's board of directors, the Employee shall perform such functions and undertake all responsibilities associated with such position(s).

             1.2 Extent of Services. The Employee shall devote his full time and best efforts to the business and affairs of the Company and to the promotion of its interests.

             1.3 No Conflict. The Employee represents that his or her employment hereunder and compliance with the terms and conditions of this Agreement will not conflict with or result in the breach of any agreement to which he or she is a party or may be bound.

         2.  Term.

         The term of this Agreement shall commence on the date hereof and end on May 31, 2002, unless sooner terminated as provide in this Agreement.

         3.  Compensation.

             3.1 Base Compensation; Bonus. As compensation for the services to be rendered by the Employee hereunder, the Company shall pay the Employee a salary at the rate of $175,000 per calendar year in accordance with the Company's normal payroll practices; provided, however, that at the discretion of the Company's board of directors, payment of all or any portion of such salary may from time to time be deferred if the Company does not have sufficient cash/capital to pay it when due in the normal course. Any amount(s) so deferred will cumulate and be payable at such time(s) when the Company has sufficient cash/capital, in the discretion of the Company's board of directors. The Company will review the Employee's compensation from time to time during the term of this Agreement and, at the discretion of the Company's board of directors, may increase [or decrease] the


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Employee's base compensation based upon his or her performance, the financial condition of the Company, and other relevant factors. In addition, the Company may pay to the Employee such cash bonus(es), if any, as may be determined by the board of directors of the Company from time to time.

             3.2 Equity Compensation. The Employee will be eligible to participate in any stock option plan covering management employees of the Company that may be adopted and effective during the term of this Agreement.

         4.  Expenses.

         The Employee is authorized to incur reasonable expenses for promoting the business of the Company, including expenses for meals, travel, entertainment, and similar items. The Company shall reimburse the Employee for reasonable out-of-pocket expenses incurred by the Employee in performing services pursuant to this Agreement promptly after receipt of a written statement from the Employee which itemizes such expenses in reasonable detail, together with a receipt for any individual expense in excess of $50. In no event shall the Employee incur any individual expense in excess of $200, or any group of related expenses in excess of $500, without the prior approval of the president or chief financial officer of the Company. Use by the Employee of his or her personal vehicle for the business of the Company shall be reimbursed at the maximum rate per mile allowed by the Internal Revenue Service from time to time.

         5.  Benefits.

             5.1. Benefit Plans. The Employee shall be entitled to participate in, and receive benefits from, any insurance, medical, disability, or other employee benefit plan of the Company, if any, which may be in effect at any time during the term of this Agreement and which shall be generally available to the Employee on terms no less favorable than to other management employees of the Company.

             5.2. Vacation. The Employee shall be entitled during each calendar year during the term of this Agreement to a vacation of two weeks, with pay, at times reasonably agreeable to both the Company and the Employee. Unused vacation time, if any, shall not cumulate from year to year.

         6.  Employee's Nondisclosure.

         (a) The Employee expressly agrees that, without the prior approval of the board of directors of the Company, he or she shall not, at any time during the term of this Agreement or after its termination, on his or her own behalf or as a partner, officer, director, trustee, employee, agent, or member of any person, firm, corporation, or other entity, use or disclose to any person, firm, corporation, or other entity, or otherwise employ his or her knowledge of the products and business of, or any trade secrets or other confidential information as to the operations, products, or customers of, the Company, unless (i) necessary to the performance of this Agreement and in furtherance of the Company's best interest or (ii) already in the public domain or generally known in the industry.

         (b) All documents, records, or similar items, whether in writing or in electronic or digitized form, relating to the business of the Company shall remain the exclusive property of the




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Company and shall not be removed from the premises of the Company without its prior written approval.

         (c) The provisions of this Section 6 shall survive the termination of this Agreement.

         7.  Inventions.

         (a) If at any time or times during the term of this Agreement,

             (i) the Employee shall (either alone or with others) make, conceive, discover, reduce to practice or become possessed of any invention, modification, discovery, design, development, improvement, process, formula, data, technique, know-how, secret, or intellectual property right whatsoever or any interest therein (whether or not patentable or registrable under copyright or similar statutes or subject to analogous protection) that relates directly to medical information systems, software or databases, or results from tasks assigned to the Employee by the Company (herein called "Inventions"), and

             (ii) (A) in connection therewith, the Employee used equipment, supplies, facilities or trade secret information of the Company, or (B) in connection therewith, used hours for which he was to be or was compensated by the Company hereunder, or (C) which relate at the time of conception or reduction to practice thereof the business of the Company or to its actual or demonstrably anticipated research and development, or (D) which result from any work performed by him for the Company, such Inventions and the benefits thereof shall immediately become the sole and absolute property of the Company and its assigns, and the Employee shall promptly disclose assign to the Company (or any persons designated by it) each such Invention and benefits or rights resulting therefrom to the Company and its assigns without compensation and shall communicate, without cost or delay, and without publishing the same, all available information relating thereto (with all necessary plans, models, software code or interface designs) to the Company.

         (b) The Employee will also promptly disclose to the Company, and the Company hereby agrees to receive all such disclosures in confidence, any other invention, modification, discovery, design, development, improvement, process, formula, data, technique, know-how, secret or intellectual property right whatsoever or any interest therein directly in and limited to the fields of medical information systems, software or databases (whether or not patentable or registrable under copyright or similar statutes or subject to analogous protection) made, conceived, discovered, reduced to practice or possessed by the Employee (either alone or with others) at any time or times during the term of this Agreement for the purpose of determining whether they constitute "Inventions" as defined herein.

         (c) Upon disclosure of each Invention to the Company, during the term of this Agreement and at any time thereafter, the Employee will, at the request and cost of the Company, sign, execute, make and do all such deeds, documents, acts and things as the Company and its duly authorized agents may reasonably require:



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             (i) to apply for, obtain and vest in the name of the Company alone
         (unless the Company otherwise directs) patents, copyrights or other similar protection in any country throughout the world and when so obtained or vested to renew and restore the same; and

             (ii) to defend any opposition proceedings in respect of such applications and any opposition proceedings or petitions or applications for revocation of such letters patent, copyright or other analogous protection.

         In the event the Company is unable, after reasonable effort, to secure the Employee's signature on any patents, copyright, or other protection relating to an Invention, whether because of the Employee's physical or mental incapacity or for any other reason whatsoever, the Employee hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as the Employee's agent and attorney-in-fact, to act for and in the Employee's behalf and stead to execute and file any such application or applications and to do all other lawfully permitted acts to further the prosecution and issuance of patents, copyright or other protection thereon with the same legal force and effect as if executed by the Employee.

         (d) The Employee will keep and maintain adequate and current records of all such Inventions and all items that fall within the scope of paragraph (b) above, in the form of memoranda, notes, sketches, drawings, reports, computer code, or computer software relating thereto, which records shall be and remain the property of and available to the Company at all times. Upon termination of this Agreement, all records of Inventions and such other items in the form of memoranda, notes, sketches, drawings, reports, computer programs, computer software, technology and applications thereof, or the like, including all copies thereof, then in the Employee's possession, whether prepared by the Employee or others, will be left with the Company.

         (e) The Employee represents that the inventions identified in the pages, if any, attached hereto comprise all the unpatented inventions or developments which the Employee has made or conceived prior to the date of this Agreement, which inventions are excluded from this Agreement. The Employee understands that it is necessary to list only the title of such invention itself. IF THERE ARE NO SUCH UNPATENTED INVENTIONS TO BE EXCLUDED, THE EMPLOYEE SHOULD INITIAL HERE.

         8.  Covenant Not to Compete.

         During the term of this Agreement and for a period of 12 months following its termination (unless this Agreement is terminated by the Employee pursuant to Section 10.6), the Employee shall not, without the prior written approval of the Company, directly or indirectly

         (a) carry on or participate in as owner, employee, agent, or otherwise any business in competition with that conducted or engaged in by the Company;

         (b) solicit, for the Employee's own account or for the account of others, orders for products or services of a kind similar to those provided by the Company during the term of this Agreement from any party which was a client or customer of the Company or which the Company




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was actively soliciting to be a customer or client during the 90-day period preceding the date of termination of this Agreement; or

         (c) urge any customer or client or potential customer or client of the Company to discontinue business, in whole or in part, or not to do business, with the Company.

         9.  Remedies.

             9.1. Injunctive Relief. A violation by the Employee of the provisions of Sections 6, 7, or 8 could cause irreparable injury to the Company, for which there may be no adequate remedy at law. In the event of a breach or threatened breach by the Employee of any such provision(s), the Company shall have the right, in addition to any other remedies available to it at law or in equity, to enjoin the Employee in a court of equity from violating any such provision(s).

             9.2. No Mitigation. If this Agreement is terminated by the Employee pursuant to Section 10.6, the Employee shall not be required to mitigate damages otherwise obtainable from the Company as a result thereof, and any income received by the Employee after such termination shall not reduce the amount of damages otherwise obtainable from the Company hereunder.

         10. Termination.

         This Agreement shall terminate prior to the expiration of the term set forth in Section 2 upon the occurrence of any one of the following events.

             10.1. Disability. If the Employee is unable substantially to perform his or her duties under this Agreement by reason of physical or mental illness, injury, or incapacity for 120 consecutive days, the Company may terminate this Agreement and thereupon shall have no further liability or obligation to the Employee for compensation hereunder except as may be prescribed under the terms of any benefit plans or arrangements referred to in
Section 5. 1. In the event of a dispute under this Section 10. 1, the Employee agrees to submit to a physical or mental examination by a licensed physician selected by the Company, whose decision as to the Employee's disability shall be conclusive and binding upon the Company and the Employee. The Company shall bear the cost of such examination.

             10.2. Death. This Agreement shall terminate upon the death of the Employee and thereafter the Company shall have no further liability or obligation to the Employee for compensation hereunder except as may be prescribed under the terms of any benefit plans or arrangements referred to in
Section 5. 1.

             10.3. Cause. The Company may terminate this Agreement without further liability or obligation to the Employee if the Employee (i) has refused, failed, or neglected to perform duties or render services hereunder or has performed or rendered them incompetently; (ii) has engaged in illegal or other wrongful conduct substantially detrimental to the business or reputation of the Company; (iii) has developed or pursued interests substantially adverse to the Company; (iv) is convicted of a crime which constitutes a felony; or (v) has otherwise materially breached this Agreement.




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             10.4. Cessation of Business. The Company may terminate this
Agreement upon at least 60 days notice to the Employee if the Company in good faith decides to terminate its business and liquidate its assets, and thereafter the Company shall have no further liability or obligation to the Employee for compensation hereunder except as may be prescribed under the terms of any benefit plans or arrangements referred to in Section 5.1.

             10.5. Change in Control. The Company may terminate this Agreement upon at least 60 days notice to the Employee of any of the following events, and thereafter the Company shall have no further liability or obligation to the Employee for compensation hereunder:

                   (i) the merger or consolidation of the Company in a transaction in which the shareholders of the Company receive less than 50 percent of the outstanding voting shares of the successor corporation, and the surviving corporation agrees in a writing satisfactory to Employee to pay Employee, for a period of 12 months after the transaction, Employee's full base salary at the annual rate in effect immediately before the effective date of the transaction, such payments to be made not less often than monthly, and to continue to make available to Employee during such 12-month period the benefits to which Employee was entitled pursuant to
                         Section 5.1, as of the effective date;

                   (ii) the sale, exchange, or other disposition, in one transaction, of at least two- thirds of the outstanding shares of the voting stock of the Company, and the acquiror agrees in a writing satisfactory to Employee to pay Employee, for a period of 12 months after the transaction, Employee's full base salary at the annual rate in effect immediately before the effective date of the transaction, such payments to be made not less often than monthly, and to continue to make available to Employee during such 12-month period the benefits to which Employee was entitled pursuant to Section 5.1 as of the effective date; or

                   (iii) the sale of all or substantially all of the assets of the Company to a single purchaser or a group of associated purchasers, and the purchaser(s) agree(s) in a writing satisfactory to Employee to pay Employee, for a period of 12 months after the transaction, Employee's full base salary at the annual rate in effect immediately before the effective date of the transaction, such payments to be made not less often than monthly, and to continue to make available to Employee during such 12-month period the benefits to which Employee was entitled pursuant to Section 5.1 as of the effective date.

The Employee will be entitled to exercise any outstanding stock options in accordance with the terms of any applicable stock option plan.

             10.6. Breach by Company. The Employee may terminate this Agreement upon at least 30 days notice to the Company of a material breach by the Company of Sections 3, 4, or 5 of this Agreement. The Employee's exercise of this right to terminate shall not abrogate the Employee's rights or remedies in respect of the breach giving rise to such termination.




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             10.7. Voluntary Termination by Employee. The Employee may terminate this Agreement at any time upon at least 60 days notice to the Company, after which termination the Company shall have no further liability or obligation to the Employee for compensation hereunder except as may be prescribed under the terms of any benefit plans or arrangements referred to in Section 5.1.

         11. Notice.

         Any notice required or permitted to be given to a party pursuant to the provisions of this Agreement shall be in writing and shall be deemed to have been given on the date of receipt if delivered by messenger to, or if mailed to such party by registered or certified mail, postage prepaid, at, the address for such party set forth below (or to such other address or party as such party shall designate in writing to the other party from time to time):

             If to the Company:

                     Member-Link Systems, Inc.
                     Attention: General Counsel
                     11 Dupont Circle, Suite 325
                     Washington, DC 20036

             If to the Employee:

                     Hans C. Kastensmith
                     7435 Timberrock Road
                     Falls Church, VA 22043

         12. Modification and Waiver.

         (a) No waiver or modification of this Agreement or of any covenant, condition, or limitation herein contained shall be valid or effective unless in writing and duly executed by the party to be charged therewith and no evidence of any waiver or modification shall be offered or received in evidence of any proceeding or litigation between the parties arising out of or affecting this Agreement, or the rights or obligations of the parties hereunder, unless such waiver or modification is in writing, duly executed as aforesaid.

         (b) The parties further agree that the provisions of paragraph (a) above may not be waived except as herein set forth. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver of any breach of condition of this Agreement shall be deemed to be a waiver of any other subsequent breach of condition, whether of like or different nature.





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         13. Severability.

         If any clause, paragraph, or section of this Agreement be held invalid or unenforceable, the remaining provisions of this Agreement shall not be affected thereby and shall be valid and remain enforceable to the extent permitted by law. Moreover, if any one or more of the provisions in this Agreement shall for any reason be held to be excessively broad as to duration, geographical scope, activity, or subject, it shall be construed by limiting and reducing it, so as to be enforceable to the extent compatible with then applicable law.

         14. Governing Law.

         This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law.

         15. Entire Agreement.

         This Agreement constitutes the entire agreement between the parties pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements, representations, and understandings, whether oral or in writing, of the parties. No supplement, modification, or amendment of this Agreement shall be binding upon the parties hereto unless executed in writing in accordance with Section 12.

         16. Headings.

         The headings in this Agreement are inserted for convenience of reference only and shall not be deemed to constitute a part or affect the meaning of any provision hereof.

         17. Counterparts.

         This Agreement may be executed in one or more counterparts, each of which shall be deemed to constitute an original but all of which together will constitute one and the same instrument.

         18. Successors and Assigns.

         (a) The Employee may not assign any rights or obligations under this Agreement without the prior written consent of the Company. This Agreement shall be binding upon and inure to the benefit of the Employee and his or her heirs, guardians, executors, administrators, and permitted successors and assigns.

         (b) Except as otherwise provided in Section 10.5, the Company will require any successor or assigns (by merger, consolidation, purchase or otherwise) to all or substantially all of its business and/or assets, prior to consummation of any transaction therewith and by agreement in form and substance satisfactory to Employee, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such




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succession or assignment had taken place. This Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns.

         (c) This Agreement does not create, and shall not be construed as creating, any rights enforceable by any person not a party to this Agreement, except as provided in this Section 18.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                        COMPANY

                                              MEMBER-LINK SYSTEMS, INC.


                                          By: /s/ William F. Burke
                                              ----------------------------------
                                              William F. Burke, Vice President -
                                              Marketing, Sales and Operations

                                        EMPLOYEE

                                              /s/ Hans C. Kastensmith
                                              ----------------------------------
                                              Hans C. Kastensmith





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